Eiger BioPharmaceuticals Reports Third Quarter 2023 Financial Results and Provides Business Update
•Resources prioritized to advance avexitide in hyperinsulinemic hypoglycemia indications
•Phase 3 LIMT-2 study of peginterferon lambda in chronic hepatitis delta discontinued due to safety findings
•Company’s cash runway expected to extend into the third quarter of 2024

Palo Alto, Calif., November 9, 2023 -- Eiger BioPharmaceuticals, Inc. (Nasdaq:EIGR), a commercial-stage biopharmaceutical company focused on the development of innovative therapies for rare metabolic diseases, today reported financial results for the third quarter 2023 and provided a business update.
“As we disclosed in June 2023, we continue to seek financial resources to advance avexitide in post-bariatric hypoglycemia, or PBH, where we see the highest revenue potential, have demonstrated proof-of-concept in Phase 2 clinical trials, and have FDA alignment on Phase 3 endpoints, sample size, and study design,” said David Apelian, MD, PhD, MBA, CEO of Eiger.
Business Highlights
Avexitide for Post-Bariatric Hypoglycemia (PBH)
•A large orphan disease with a growing population; caused by complications in bariatric surgery
•Prevalence of approximately 180,000 in the US and approximately half that in the EU
•Avexitide is the only drug in development for PBH with Breakthrough Therapy designation from FDA
•FDA alignment on pivotal Phase 3 study endpoints, sample size, and design
Avexitide for Congenital Hyperinsulinism (HI)
•An ultra-rare, life-threatening, pediatric disorder of persistent hypoglycemia that results in irreversible brain damage in up to 50% of children
•Breakthrough Therapy designation from FDA
•Rare Pediatric Disease designation
Zokinvy® (lonafarnib) for Progeria and Processing-Deficient Progeroid Laminopathies
•Achieved net revenue of $3.2 million in Q3 2023
Corporate
•43% reduction in workforce to-date and reductions in out-of-pocket spend related to the Company's hepatitis delta development program are expected to extend the Company’s cash runway into the third quarter of 2024
Cash Position
•$39.4 million in cash, cash equivalents and short-term securities as of September 30, 2023
Third Quarter 2023 Financial Results
Total revenue was $3.2 million for the third quarter of 2023, as compared to $4.0 million for the same period in 2022. The decrease was primarily driven by a decrease in U.S. sales. It was partially offset by an increase in sales in France under the Company’s Temporary Authorizations for Use for Zokinvy®, compared to no such sales for the same period in 2022.

Cost of sales decreased by $1.1 million in the third quarter 2023 compared to the same period in 2022. The decrease was primarily due to a non-conforming batch of inventory that was written off during the three months ended September 30, 2022.
Research and development expenses were $14.6 million for the third quarter of 2023, as compared to $22.2 million for the same period in 2022. The decrease was primarily attributed to a decrease in clinical and contract manufacturing expenditures due to a decline in manufacturing costs for peginterferon lambda and avexitide, a decrease in compensation and personnel related expense due to a decrease in headcount, and a decrease in outside services across programs including consulting and advisory services due to a decline in spending on the Company's peginterferon lambda program.
Selling, general and administrative expenses were $5.5 million for the third quarter of 2023, as compared to $7.0 million for the same period in 2022. The decrease was primarily due to a decrease in compensation and personnel related expense, including stock-based compensation, and a decrease in outside services, including consulting, advisory and accounting services.
Total operating expenses include non-cash expenses of $1.4 million for the third quarter of 2023, as compared to $4.0 million for the same period in 2022. The decrease was primarily due to a change in amortization of premiums and discounts on debt securities due to current market and economic conditions and a decrease in compensation and personnel related expense including stock-based compensation, due to a decrease in headcount.
The Company reported a net loss of $18.0 million, or $0.41 per share basis for the third quarter of 2023. This compares to a net loss of $27.1 million, or $0.62 per share basis for the same period in 2022.
Cash, cash equivalents, and short-term debt securities as of September 30, 2023 totaled $39.4 million, as compared to $98.9 million as of December 31, 2022.
As of September 30, 2023, the Company had 44,384,684 common shares outstanding.
About Eiger
Eiger is a commercial-stage biopharmaceutical company focused on the development of innovative therapies for rare metabolic diseases. Eiger’s lead product candidate, avexitide, is a well characterized, first-in-class GLP-1 antagonist being developed for the treatment of post-bariatric hypoglycemia (PBH) and congenital hyperinsulinism (HI). Avexitide is the only drug in development for PBH with Breakthrough Therapy designation from the FDA.
For additional information about Eiger and its clinical programs, please visit www.eigerbio.com.
Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts, including statements regarding our future financial condition, timing for and outcomes of clinical results, prospective products, preclinical and clinical pipelines, regulatory objectives, business strategy and plans and objectives for future operations, are forward-looking statements. Forward-looking statements are our current statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our ability to secure additional capital, the timing of our ongoing and planned clinical development; our capability to provide sufficient quantities of any of our products or product candidates for studies or to meet anticipated full-scale commercial demands; our ability to identify, pursue and enter into partnering opportunities for our virology assets; the sufficiency of our cash, cash equivalents and investments to fund our operations into the third quarter of 2024, including the scope and impact of any savings from our workforce reduction and cash conservation efforts; the revenue potential of avexitide in post-bariatric hypoglycemia and congenital hyperinsulinism; our ability to finance, independently or through collaborations, the continued advancement of our development pipeline; and the potential for success of any of our products or product candidates. Various important factors could cause actual results or events to differ materially from the forward-looking statements that Eiger makes, including additional applicable risks and uncertainties described in the “Risk Factors” section in Eiger’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2023 and Eiger's subsequent filings with the SEC. The forward-looking statements contained in this press release are based on information currently available to Eiger and speak only as of the date on which they are made. Eiger does not undertake and specifically disclaims any obligation to update any forward-looking statements, whether as a result of any new information, future events, changed circumstances or otherwise.

Investors:
Sylvia Wheeler
Wheelhouse Life Science Advisors
swheeler@wheelhouselsa.com

Media:
Aljanae Reynolds
Wheelhouse Life Science Advisors
areynolds@wheelhouselsa.com

Eiger BioPharmaceuticals Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30, 2023	December 31, 2022(1)
	(Unaudited)
ASSETS
Cash and cash equivalents	$27,501	$25,798
Short-term debt securities	11,920	73,150
Accounts receivable, net	1,321	1,749
Inventories, net	1,105	2,853
Prepaid expenses and other current assets	12,777	13,985
Total current assets	54,624	117,535
Property and equipment, net	677	696
Operating lease right-of-use assets	209	561
Other assets	144	1,347
Total assets	$55,654	$120,139
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities	16,524	$25,121
Other liabilities	40,734	39,708
Stockholders’ (deficit) equity	(1,604)	55,310
Total liabilities and stockholders’(deficit) equity	$55,654	$120,139
(1)Derived from the audited financial statements, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Eiger BioPharmaceuticals Inc.
Condensed Consolidated Statements of Operations Financial Data
(in thousands, except per share and share amounts)

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2023	2022	2023	2022
Product revenue, net	$3,209	$4,024	$11,720	$10,038
Other revenue	—	—	250	750
Total revenue	3,209	4,024	11,970	10,788
Costs and operating expenses:
Cost of sales	115	1,231	(77)	1,492
Research and development(1)	14,568	22,198	50,717	56,761
Selling, general and administrative(1)	5,454	6,964	20,502	20,804
Total operating expenses	20,137	30,393	71,142	79,057
Loss from operations	(16,928)	(26,369)	(59,172)	(68,269)
Interest expense	(1,412)	(1,092)	(4,040)	(2,912)
Interest income	485	347	1,856	613
Other (expense) income, net	(175)	3	(149)	(1,044)
Loss before provision for taxes	(18,030)	(27,111)	(61,505)	(71,612)
Provision for income taxes	—	—	4	26
Net loss	$(18,030)	$(27,111)	$(61,509)	$(71,638)
Net loss per common share:
Basic and diluted	$(0.41)	$(0.62)	$(1.39)	$(1.76)
Weighted-average common shares outstanding:
Basic and diluted	44,320,164	44,010,553	44,254,711	40,806,581
(1)Includes stock-based compensation expense of:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Research and development	$650	$856	$2,001	$2,301
General and administrative	388	1,366	2,324	4,176
Total stock-based compensation expense	$1,038	$2,222	$4,325	$6,477